POWER OF ATTORNEY

        Known by all these presents, that the undersigned hereby constitutes and appoints John J. Gasparovic, the undersigned's true and lawful attorney-in-fact, with respect to the equity and equity related securities of BorgWarner Inc. (the "Company") to:

        (1) prepare and execute, for and on behalf of the undersigned, such documents as may be required from time to time by Section 16 of the Securities and Exchange Act of 1934, as amended, and rules thereunder (collectively, the "Exchange Act");

        (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to comply with the requirements of Section 16 of the Exchange Act including, but not limited to, executing documents required by such section and effecting the timely filing thereof with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

        (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

        The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, hereby ratifying and confirming all such rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file documents with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the attorney-in-fact.

        In witness whereof, the undersigned has caused this Power of Attorney to be executed this 17th day of December, 2009.



                                                /s/ James Verrier
                                                James Verrier